ELECTRONICALLY SERVED
12/2/2020 1:55 PM

Electronically Filed
12/02/2020 1:54 PM
CLERK OF THE COURT

ORDG
Thomas DeNunzio
780 Reservoir Avenue, #123
Cranston, RI 02910
(401) 641-0405
NO FAX NUMBER
Email:teakwood5@cox.net

Petitioner

DISTRICT COURT

CLARK COUNTY, NEVADA

In the matter of:

CHINA SHOUGUAN INVESTMENT HOLDING GROUP CORP., a Nevada corporation

Case No. A-20-823241-P

DEPT. NO. 8

ORDER GRANTING APPLICATION FOR THE APPOINTMENT OF JEFFREY DENUNZIO AS CUSTODIAN OF CHINA SHOUGUAN INVESTMENT HOLDING GROUP CORP., PURSUANT TO NRS 78.347(1)(b)

IN THIS MATTER, notice was duly given to all concerned parties. The matter was scheduled for hearing before the above-entitled Court on the 24th day of November, 2020. In lieu of hearing, and by Minute Order on November 23, 2020, THE COURT, having considered the Application by Thomas DeNunzio ("Petitioner") for the Appointment of Jeffrey DeNunzio as Custodian of CHINA SHOUGUAN INVESTMENT HOLDING GROUP CORP. (the "Company"), pursuant to NRS 78.347(1)(b), and no opposition having been filed with the Court, and for good cause appearing;

IT IS HEREBY ORDERED, ADJUDGED AND DECREED that:

1. Pursuant to NRS 78.347, Jeffrey DeNunzio shall be and is hereby appointed custodian of the Company.

2. That Jeffrey DeNunzio shall be vested with all powers specified in NRS 78.347(6), including but not limited to, as follows: to exercise all of the powers of the corporation, through or in place of its

board of directors or officers, for the purposes of continuing the Company as a going concern, reinstating the corporate charter, appointing new officer(s) and director(s), negotiating and settling with any debtor or creditor, reorganizing the Company, hiring counsel, accountants or business consultants, initiating shareholder meetings and in his discretion to take reasonable action ~~any action~~ that Custodian deems just and beneficial to the corporation and its shareholders.

~~3. That Jeffrey DeNunzio, be named interim director, president, secretary, and treasurer of the Company~~.

~~4. That the Company's current stock transfer agent shall promptly provide a copy of the Company's transfer agent and registrar agreement, "(Agreement") and certified Company shareholder list, ("List") to Custodian upon electronic written request by Custodian to transfer agent so that Custodian can call a special meeting of stockholders, ("Meeting"). The Agreement and list shall be promptly provided to Custodian upon written request before any payment is made to Company's transfer agent notwithstanding the Company will be responsible and liable for any past due obligations owed to transfer agent unless otherwise negotiated for a mutually discounted sum . The transfer agent shall promptly provide Custodian with invoices reconciling any amount owed to transfer agent. Custodian shall have the power granted by this Court to reject and terminate the Agreement and direct the transfer agent to convert the files to be transferred to another transfer agent determined by Custodian and instruct transfer agent to file notice with Depository Trust Corporation accordingly upon notification to transfer agent by Custodian. The Company will not be held liable for any fees owed to transfer agent for any obligation that may be remaining pursuant to the term of Agreement upon termination of Agreement by Custodian.~~

5. Custodian shall be vested with the power to solely act and without the vote of stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation to increase, decrease or reclassify its authorized stock, by changing the number, par value, preferences, or relative, participating, optional or other rights, or the qualifications, limitations or restrictions of such rights, of its shares, or of any class or series of any class thereof whether or not the shares are outstanding at the time of the amendment, or by changing shares with par value, whether or not the shares are outstanding at the time of the amendment, into shares without par value or by changing shares without par value, whether or not the shares are outstanding at the time of the amendment, into shares with par value, either with or without increasing or decreasing the number of shares, and upon such basis as may be set forth in a certificate of amendment and make any other change or alteration in its articles of incorporation that may be desired.

6. Pursuant to NRS 78.347(3)(a), Custodian shall comply with NRS 78.180 ~~to reinstate the Company;~~ or 80.170, as applicable. The custodian shall submit evidence of compliance with this paragraph to the district court.

7. Custodian shall provide reasonable notice of at least 10 days to all shareholders of record of a shareholders' meeting that will be held within a reasonable time after this Order is entered;

The custodian shall submit evidence of compliance with this paragraph to the district

8. Custodian shall submit a report to this Court of the actions taken at said shareholders' meeting.

9. Custodian shall, pursuant to NRS 78.237(4), file an amendment to the Articles of Incorporation of the Company with the Secretary of State containing the following disclosures and statements:

Within 10 days after being appointed custodian

(a) Disclosures of any previous criminal, administrative, civil or National Association of Securities Dealers, Inc. (n/k/a FINRA), or Securities and Exchange Commission (SEC) investigations, violations or convictions concerning Custodian, or his affiliates or subsidiaries;

(b) A statement that reasonable, ~~but ultimately unsuccessful,~~ attempts were made to contact the officers and directors of the Company to request that the Company comply with corporate formalities and continue its business;

(c) A statement that Custodian is in fact continuing the business and attempting to further the interests of the shareholders;

(d) A statement that Custodian will reinstate or maintain the corporate charter; and

(e) Any other information as may be required by regulations promulgated by the Secretary of State. The Secretary of State may adopt regulations to administer the provisions of subsection (e).

10. Custodian shall submit quarterly reports regarding the status and progress of the Company, on or before the following dates:

(a) January 31, 2021;

(b) April 30, 2021;

(c) July 31, 2021; and

(d) October 31, 2021.

11. If the Custodian submits the quarterly reports prior to the above specified dates, and the Court approves the reports, the Court may prepare a minute order waiving the attorney's appearance.

12. Such other and further legal and/or equitable relief as the Court deems just and proper.

IT IS SO ORDERED.

DATED this 24th day of November, 2020.

Dated this 2nd day of December, 2020

DISTRICT COURT JUDGE

D29 0FE CA3D 5E99
Trevor Atkin
District Court Judge

Respectfully Submitted by:

By: /s/ Thomas DeNunzio
Thomas DeNunzio
780 Reservoir Avenue, #123
Cranston, RI 02910

Petitioner

CSERV

DISTRICT COURT
CLARK COUNTY, NEVADA

In the Matter of the Petition of Thomas DeNunzio	CASE NO: A-20-823241-P DEPT. NO. Department 8

AUTOMATED CERTIFICATE OF SERVICE

This automated certificate of service was generated by the Eighth Judicial District Court. The foregoing Order was served via the court's electronic eFile system to all recipients registered for e-Service on the above entitled case as listed below:

Service Date: 12/2/2020

Thomas DeNunzio	teakwood5@cox.net
Jeffrey DeNunzio	jeff@vfinancialgroup.com